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Exhibit 16.1

Officer of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

January 30, 2004

Dear Sir/Madam:

        We have read Item 4(a) included in the Form 8-K dated January 30, 2004 of UniComp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  AGEE FISHER, LLC

Copy to:
Mr. S. A. Hafer, CEO, UniComp, Inc.

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  Exhibit 16.1